THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND SUCH STATE LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

12% SECURED PROMISSORY NOTE

DUE NOVEMBER 19, 2019

No. 2014-1
$1,000,000	November 19, 2014

FOR VALUE RECEIVED, PLASTIC2OIL, INC., a Nevada corporation (herein called the “Company”), for value received hereby promises to pay on November 19, 2019, to Heddle Marine Service Inc., with an address at 208 Hillyard St., Hamilton, Ontario, Canada L8L 6B6 (herein called the “Holder”), the principal sum of One Million Dollars ($1,000,000), together with interest upon the principal hereof at the rate of 12% per annum. Interest on this Note shall be compounded annually and shall accrue on the outstanding principal amount on this Note from the date of issuance until the date of repayment of the principal and payment of accrued interest in full. Interest shall be calculated on the basis of a 365 day year and shall be payable at maturity. Payments hereunder shall be made at such place as the holder hereof shall designate to the undersigned, in writing, in lawful money of the United States of America. Any payment which becomes due on a Saturday, Sunday or legal holiday shall be payable on the next business day.

This Note shall, (i) upon declaration by the Holder or (ii) automatically upon acceleration pursuant to clause (c) below, become immediately due and payable upon the occurrence of any of the following specified events of default:

(a)	If the Company shall default in the due and punctual payment of the principal amount of this Note when and as the same shall become due and payable, whether at maturity or by acceleration; or
(b)	If the Company shall default in the due and punctual payment of interest on this Note when the same shall become due and payable; or
(c)	If the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking of possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 consecutive days; or

(d)

Company defaults in the performance of any covenant or other provision with respect to this Note or any other agreement between Company and the Holder or the Collateral Agent (as defined in the Security Agreement referred to below); or

(e)

Company fails to pay when due (whether at the stated maturity, by acceleration or otherwise) any indebtedness for borrowed money owing to the Holder (other than under this Note), any third party or the occurrence of any event which could result in acceleration of payment of any such indebtedness or the failure to perform any agreement with any third party; or

(f)

any representation or warranty made in this Note, any related document, any agreement between Company and the Holder or the Collateral Agent or in any financial statement of Company proves to have been misleading in any material respect when made; Company omits to state a material fact necessary to make the statements made in this Note, any related document, any agreement between Company and the Holder or the Collateral Agent or any financial statement of Company not misleading in light of the circumstances in which they were made; or, if upon the date of execution of this Note, there shall have been any material adverse change in any of the facts disclosed in any financial statement, representation or warranty that was not disclosed in writing to the Holder at or prior to the time of execution hereof; or

(g)

any pension plan of Company fails to comply with applicable law or has vested unfunded liabilities that, in the opinion of the Holder, might have a material adverse effect on Company’s ability to repay its debts; or

(h)

if the validity of this Note or any mortgage, pledge agreement, security agreement or any other collateral agreement, including without limitation the Security Agreement, shall have been challenged or disaffirmed by or on behalf of any of such parties thereto; or if, other than as a direct result of any action or inaction of the Holder, the liens created or intended to be created by any such collateral agreements shall at any time cease to be valid and perfected first priority liens in favor of Holder’s collateral agent, subject to no equal or prior liens.

Declaration of this Note being immediately due and payable by the Holder may only be made by written notice to the Company declaring the unpaid balance of the principal amount of this Note and accrued interest thereon to be due. Such declaration shall be deemed given upon the occurrence of any event specified in clause (c) above. In the event of a default, all costs of collection, including reasonable attorneys’ fees, shall be paid by the Company.

This Note may be prepaid by the Company in whole or in part at any time or from time to time without penalty or premium. This Note is not assignable by the holder hereof and any such purported assignment shall be null and void.

The Company for itself and its successors and assigns hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or endorsement of this Note, and agrees that this Note shall be deemed to have been made under, and shall be interpreted and governed by reference to, the laws of the State of New York.

Except as expressly agreed in writing by the Holder, no extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note shall release, discharge, modify, change or affect the liability of the Company under this Note.

All of the covenants, stipulations, promises and agreements made by or contained in this Note on behalf of the undersigned shall bind its successors, whether so expressed or not.

No failure on the part of the Holder to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of such rights preclude any other or further exercise thereof or the exercise of any other right.

It is the intention of the Company and the Holder that all payments due hereunder will be treated for accounting and tax purposes as indebtedness of the Company to the Holder. Each of the Company and the Holder agrees to report such payments due hereunder for the purposes of all taxes in a manner consistent with such intended characterization.

If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions herein shall in no way be affected thereby.

The Company’s obligations under this Note shall be secured pursuant to that certain Security Agreement, dated as of August 29, 2013 (the “Security Agreement”), by the Company and certain of its subsidiaries, each as grantor, in favor of the Collateral Agent for the benefit of the purchasers of 12% secured promissory notes of like tenor issued by the Company, including Mr. Richard Heddle, personally, as purchaser of 12% secured promissory notes in August or September of 2013 in an aggregate principal amount of $2 million (this Note and such other notes are collectively, the “12% Company Notes”). The Company’s obligations under this Note and the other 12% Company Notes are also secured by each of the following agreements made in favor of the holders of 12% Company Notes by the Company (and if requested by the Collateral Agent or the Holder, one or more of its subsidiaries) (the “Additional Collateral Documents”):

(a)	mortgages in the Company’s (or one of its subsidiaries’, as applicable) real properties located in Niagara Falls, New York;
(b)	one or more intellectual property security agreements covering material intellectual property owned by the Company (or one of its subsidiaries, as applicable).

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by its Chief Financial Officer as of the date hereinabove set forth.

PLASTIC2OIL, INC.

By:	/S/Rahoul Banerjea
Name: Rahoul Banerjea
Title: Chief Financial Officer